Exhibit 21.1

Subsidiaries of the Registrant

(100% owned by the Registrant except as otherwise stated)

Express Test Corporation (Dormant)	a California Corporation

Trio-Tech Reliability Services (Dormant)	a California Corporation

KTS Incorporated, dba Universal Systems (Dormant)	a California Corporation

European Electronic Test Center. Ltd.	a Cayman Islands Corporation (Operation ceased on November 1, 2005)

Trio‑Tech International Pte. Ltd.	a Singapore Corporation

Universal (Far East) Pte. Ltd.	a Singapore Corporation (100% owned by Trio‑Tech International Pte. Ltd., a Singapore Corporation)

Trio-Tech International (Thailand) Co., Ltd.	a Thailand Corporation (100% owned by Trio‑Tech International Pte. Ltd., a Singapore Corporation)

Trio-Tech (Bangkok) Co., Ltd., a Thailand Corporation	(99% owned by Trio‑Tech International Pte. Ltd., a Singapore Corporation)

Trio-Tech (Malaysia) Sdn Bhd., a Malaysia Corporation	(55% owned by Trio‑Tech International Pte. Ltd., a Singapore Corporation)

Trio-Tech (Kuala Lumpur) Sdn Bhd., a Malaysia Corporation	(100% owned by Trio-Tech Malaysia)

Prestal Enterprise Sdn. Bhd., a Malaysia Corporation	(76% owned by Trio‑Tech International Pte. Ltd., a Singapore Corporation)

Trio-Tech (SIP) Co., Ltd., a China Corporation	(100% owned by Trio‑Tech International Pte. Ltd., a Singapore Corporation)

Trio-Tech (Chongqing) Co. Ltd.	(100% owned by Trio‑Tech International Pte. Ltd., a Singapore Corporation)

SHI International Pte. Ltd, a Singapore Corporation	(55% owned Trio‑Tech International Pte. Ltd., a Singapore Corporation)

PT SHI Indonesia, an Indonesia Corporation	(100% owned by SHI International Pte. Ltd., a Singapore Corporation)

Trio-Tech (Tianjin) Co., Ltd., a China Corporation	(100% owned by Trio-Tech International Pte. Ltd., a Singapore Corporation)

Trio-Tech (Jiangsu) Co., Ltd., a China Corporation	(51% owned by Trio-Tech (SIP) Co., Ltd, a China Corporation)